SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2007

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On May 18, 2007, Dr. Klaus Brandt was appointed the Chief Executive Officer of Lithium Technology Corporation (the “Company”) by the Company’s Board of Directors. Dr. Brandt has been serving as a director of the Company since September 2006 and an Executive Vice President of the Company since June 2005. Dr. Brandt has been a Managing Director of the Company’s subsidiary GAIA Akkumulatorenwerke GmbH since April 2005. Prior to joining GAIA and the Company Dr. Brandt served as a member of the Executive Board (Vorstand) that was responsible for technology and manufacturing at the German based company Ionity AG. Prior to that, Dr. Brandt was employed by The Gillette Company (U.S.A.), the parent company of Duracell, the world’s largest manufacturer of alkaline batteries and other primary batteries for the consumer market, and prior to that Varta Battery AG (Germany), the leading battery manufacturer in Europe.

Item 8.01.	Other Events

As previously reported, on October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell Capital”) pursuant to which the Company issued a secured convertible debenture in the principal amount of $3,000,000 (the “Secured Debenture”). Pursuant to an amendment agreement, all payments of principal and accrued interest on the Secured Debenture were due on or before April 25, 2007. Pursuant to a further amendment agreement dated April 23, 2007, such payments are due on or before July 1, 2007.

Item 9.01.	Financial Statements and Exhibits

(d) 99.1 Press Release dated May 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2007

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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